                             REPURCHASE AGREEMENT

         THIS REPURCHASE AGREEMENT is made and is effective as of the 10th day of May, 2000, by and between Richard Arons (hereinafter referred to as "Arons"), and Yellowave Corporation, a New York Corporation (hereinafter referred to as "Company").

                                R E C I T A L S

         WHEREAS, the Company has issued and there are outstanding Two Million Eight Hundred Twenty-Seven Thousand Four Hundred Eighty-Six (2,827,486) shares of common stock of the Company; of which a substantial portion are unregistered; and

         WHEREAS, the Company has issued a total of One Hundred Fifty Thousand (150,000) of such unregistered shares to Arons (hereinafter referred to as the "Shares"), as well as options to acquire an additional One Hundred Fifty Thousand (150,000) shares of common stock of the Company (hereinafter referred to as the "Options"); and

         WHEREAS, the Company desires to purchase from Arons and Arons desires to sell to the Company the Shares and the Options on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties agree as follows:

                                  ARTICLE I.
                    PURCHASE AND SALE OF SHARES AND OPTIONS

         Section 1.1 Sale and Transfer. Subject to the terms and conditions set forth in this Agreement, at the Closing provided for in Article VII, Section 7.1 hereof, Arons will sell, assign, transfer and convey the Shares and Options, to the Company, and the Company will acquire all of those Shares and Options from Arons.

         Section 1.2 Consideration from the Company. The total purchase price for all of the Shares and Options shall be Two Hundred Sixty-Two Thousand Five Hundred Dollars

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

($262,500.00) (hereafter referred to as the "Purchase Price"). As full payment for the transfer of the Shares and Options by Arons to the Company, the Company shall deliver, at the Closing, in accordance with the provisions of Article VII,
Section 7.3, the following:

                  Immediately available funds in the form of a Certified or bank Cashier's check payable to the order of Arons in the amount of Two Hundred Sixty-Two Thousand Five Hundred Dollars ($262,500.00).

                                  ARTICLE II.
                    REPRESENTATIONS AND WARRANTIES OF ARONS

         Arons represents, warrants and covenants that as of the date of this Agreement and of the Closing:

         Section 2.1 Authority. Arons has the right, power, legal capacity and authority to enter into and perform his obligations under this Agreement; this Agreement is binding on and enforceable against Arons in accordance with its terms.

         Section 2.2 Full Disclosure. None of the representations or warranties made by Arons contains or will contain any untrue statement of a material fact, or omits or will omit any material fact the omission of which would be misleading.

         Section 2.3 Reliance. Arons has not relied on any representation, warranty, statement or promise of the Company or any person claiming to be a representative of Company not specifically set forth in this Agreement, and except for the representations and warranties contained in this Agreement, Arons has relied solely on his own knowledge and investigation in determining the purchase price for the Shares and Options as well as whether or not it is in his interest to enter into this Agreement and comply with its terms.

                                 ARTICLE III.
                   COMPANY'S REPRESENTATIONS AND WARRANTIES

         The Company represents, warrants and covenants that as of the date of this Agreement and of the Closing:

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

         Section 3.1 Corporate Authority. All necessary corporate action has been taken, including the due adoption of a resolution by Company's board of directors, sufficient to enable Company to enter into this Agreement, to be bound thereby, and to perform fully as required hereunder; this Agreement is binding on and enforceable against Company in accordance with its terms.

         Section 3.2 Full Disclosure. None of the representations or warranties made by the Company in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit any material fact the omission of which would be misleading.

         Section 3.3 Reliance. The Company has not relied on any representation, warranty, statement or promise of Arons, or any person claiming to be a representative of him, not specifically set forth in this Agreement, and except for the representations and warranties contained in this Agreement, the Company has relied solely on its own knowledge and investigation in determining the purchase price for the Shares and Options as well as whether or not it is in the Company's interest to enter into this Agreement and comply with its terms.

         Section 3.4 Title to Shares. Arons is the owner, beneficially and of record, of all the Shares and Options being transferred. Arons has full power to transfer the Shares and Options to the Company without obtaining the consent or approval of any other person or governmental authority.

         Section 3.5 No Breach. The execution and performance of this Agreement will not result in a breach of or constitute a default under (a) any charter, by-law, agreement or other document to or by which Company is a party or bound; or (b) any decree, order or rule of any court or governmental authority which is binding on Company or any property of Company.

                                  ARTICLE IV.
                       ARONS' OBLIGATIONS BEFORE CLOSING

         Arons covenants that from the date of this Agreement until the Closing:

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         Section 4.1 Preservation of Business and Relationships. Arons will use all reasonable efforts to preserve the Company's business organization intact, and to preserve its present relationships with suppliers, customers, and others having business relationships with it.

                                  ARTICLE V.
                 CONDITIONS PRECEDENT TO COMPANY'S PERFORMANCE

         The obligations of the Company to purchase the Shares and Options under this Agreement are subject to the satisfaction, at or before Closing, of all the conditions set out below in this Article V. The Company may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Company of any of its other rights or remedies, at law or in equity, if Arons shall be in default of any of their representations, warranties, or covenants under this Agreement.

         Section 5.1 Accuracy of Arons Representations and Warranties. All representations and warranties by Arons in this Agreement or in any written statement that shall be delivered to the Company under this Agreement shall be true in all material respects on and as of the Closing as though such representations and warranties were made on and as of that date.

         Section 5.2 Performance by Arons. Arons shall have performed, satisfied, and complied with, in all material respects, all covenants and agreements, and satisfied all conditions required by this Agreement to be performed or complied with by him at or before the Closing.

         Section 5.3 Approval of Documentation. The form and substance of all documents delivered to the Company under this Agreement shall be satisfactory in all reasonable respects to the Company and its counsel.

                                  ARTICLE VI.
                  CONDITIONS PRECEDENT TO ARONS' PERFORMANCE

         The obligations of Arons to sell and transfer the Shares and Options under this Agreement are subject to the satisfaction, at or before the Closing, of all of the conditions set forth in this Article VI. Arons may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Arons of any of their other rights or remedies if the Company shall be in default of any of its representations, warranties or covenants in this Agreement.

         Section 6.1 Accuracy of Company's Representations and Warranties. All representations and warranties by the Company contained in this Agreement or in any written statement delivered by the Company under this Agreement shall be true in all material respects on and as of the Closing as though such representations and warranties were made on and as of that date.

         Section 6.2 Company's Performance. The Company shall have performed, satisfied and complied with, in all material respects, all covenants and agreements, and satisfied all conditions required by this Agreement to be performed or complied with by it at or before the Closing.

         Section 6.3 Approval of Documentation. The form and substance of all documents delivered to Arons under this Agreement shall be satisfactory in all reasonable respects to Arons and his counsel.

                                 ARTICLE VII.
                                  THE CLOSING

         Section 7.1 Time and Place. The transfer of the Shares and Options by Arons to the Company (the "Closing") shall take place at the offices of the Company not later than five (5) days after the date hereof, or at such other time and place as Arons and the Company may agree to in writing.

         Section 7.2 Arons' Obligations at Closing. At the Closing, Arons shall deliver or cause to be delivered to the Company the following instruments and documents, in form and substance satisfactory to the Company and its counsel:

                  (a) A certificate or certificates representing the Shares and Options, registered in the name of Arons, duly endorsed by Arons for transfer or accompanied by an assignment of the Shares and Options duly executed by Arons;

                  (b) Resignations from Arons, resigning all Company officerships and directorships held by him; and

                  (c) All other documents, assurances and other matters provided in this Agreement to be delivered to the Company at or before the Closing and not delivered to the Company before the Closing.

         Section 7.3 Company's Obligations at Closing. At the Closing, the Company shall deliver or cause to be delivered to Arons the following instruments and documents:

                  (a) A Certified or bank Cashier's check as described in
Article I, Section 1.2 hereof;

                  (b) All other documents, assurances and other matters provided in this Agreement to be delivered to Arons at or before the Closing and not delivered to Arons before the Closing.

         Section 7.4 Further Assurances. At any time before or after the Closing, Arons and the Company shall execute, acknowledge and deliver to each other any further documents, assurances and other matters, and will take any other action consistent with the terms of this

Agreement, that may reasonably be requested by any party as necessary or desirable to carry out the purpose of this Agreement.

                                 ARTICLE VIII.
                       ARONS' OBLIGATIONS AFTER CLOSING

         Section 8.1 Arons' General Release. Arons, for himself and his legal successors and assigns, effective upon the Closing, hereby settles, releases, waives and absolutely discharges the Company and its successors, assigns, incorporators, stockholders, officers, directors, agents, employees, accountants, attorneys, past, present and future, and any of their heirs, executors, administrators, successors or assigns (together, for purposes of this Section 8.1, the "Released Parties"), from all claims, damages, liabilities, costs, expenses, obligations and causes of action, in each case of every kind and nature, whether now known or unknown, suspected or unsuspected, which involve or relate to Arons' ownership of any of the Shares or Options, or his employment by the Company, including, without limitation, any claim relating to any federal or state securities law violation by or common law liability for fraud or neglect or other misrepresentation of any of the Released Parties arising by reason of any purported misstatement or omission of a material fact, whether written or oral, or the management or conduct of the business and affairs of the Company, excepting only the obligations of Company arising under this Agreement (together, for purposes of this Section 8.1, the "Released Matters").

                  Arons waives and relinquishes any right or benefit which he has or may have under Section 1542 of the Civil Code of the State of California or any similar provision of the statutory or nonstatutory law of any other jurisdiction to the full extent they may lawfully waive such rights and benefits pertaining to the subject matter of this Agreement. Section 1542 of the California Civil Code reads:

                     "A GENERAL RELEASE DOES NOT EXTEND TO
                     CLAIMS WHICH THE CREDITOR DOES NOT
                     KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT
                     THE TIME OF EXECUTING THE RELEASE, WHICH
                     IF KNOWN BY HIM MUST HAVE MATERIALLY

                     EFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                  In connection with such waiver and relinquishment, Arons acknowledges that he is aware that he or his attorneys or others may hereafter discover claims or facts in addition to or different from those which Arons now knows or believes to exist with respect to the subject matter of this Agreement, that it is Arons' intention to fully, finally and forever release, waive and discharge all of the Released Matters. The release given herein shall remain in effect as a full and complete general release, notwithstanding the discovery or existence of any such additional or different claims or facts.

                                  ARTICLE IX.
                      COMPANY'S OBLIGATIONS AFTER CLOSING

         Section 9.1 Company's Indemnity. The Company shall indemnify, defend (with counsel acceptable to Arons) and hold harmless Arons and his successors, heirs and assigns against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, causes of action, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees that Arons shall incur or suffer, which directly or indirectly arise, result from or relate to (a) any actual or alleged breach of or failure by the Company to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by the Company under this Agreement; and (b) any claim against Arons asserting or alleging liability for any act or failure to act, or breach of any duty as an officer, director, shareholder, employee, agent, fiduciary or other representative of Company, including but not limited to any claim in the nature of a shareholder or other derivative claim, whether or not any such claim is determined to be meritorious; and (c) any claim against Arons asserting or alleging liability for entering into or performing under this Agreement, whether or not such claim is determined to be meritorious. Arons shall have the right but not the obligation to join, participate in and control, if he so elects, any legal proceeding or action for which Arons is entitled to indemnification under this Section. All costs and expenses incurred by Arons for which Company is responsible under this Section or for which Arons is entitled to indemnification shall be reimbursed to Arons on demand. The provisions of this Section 9.1 shall be in addition to and not in limitation of the rights to indemnification and insurance provided under Article IX of Company's bylaws, all of which rights hereby are confirmed to Arons.

         Section 9.2 Company's General Release. The Company, for itself and its legal successors and assigns, effective upon the Closing, hereby settles, releases, waives and absolutely discharges Arons and his successors, assigns, agents, employees, accountants, attorneys, past, present and future, and any of their heirs, executors, administrators, successors or assigns

(together, for purposes of this Section 9.2, the "Released Parties"), from all claims, damages, liabilities, costs, expenses, obligations and causes of action, in each case of every kind and nature, whether now known or unknown, suspected or unsuspected which involve or relate to Arons' ownership of any of the Shares or Options or any other interest in the Company or his employment by the Company, including, without limitation, any claim relating to any federal or state securities law violation by or common law liability for fraud or neglect or other misrepresentation of any of the Released Parties arising by reason of any purported misstatement or omission of a material fact, whether written or oral, or the management or conduct of the business and affairs of the Company, excepting only the obligations of Arons arising under this Agreement (together, for purposes of this Section 9.2, the "Released Matters").

         The Company waives and relinquishes any right or benefit which it has or may have under Section 1542 of the Civil Code of the State of California or any similar provision of the statutory or non-statutory law of any other jurisdiction to the full extent it may lawfully waive such rights and benefits pertaining to the subject matter of this Agreement. Section 1542 of the California Civil Code reads:

                      "A GENERAL RELEASE DOES NOT EXTEND TO
                      CLAIMS WHICH THE CREDITOR DOES NOT
                      KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT
                      THE TIME OF EXECUTING THE RELEASE, WHICH
                      IF KNOWN BY HIM MUST HAVE MATERIALLY
                      EFFECTED HIS SETTLEMENT WITH THE
                      DEBTOR."

         In connection with such waiver and relinquishment, the Company acknowledges that it is aware that it or its attorneys or others may hereafter discover claims or facts in addition to or different from those which the Company now knows or believes to exist with respect to the subject matter of this Agreement, that it is the Company's intention to fully, finally and forever release, waive and discharge all of the Released Matters. The release given herein shall remain in effect as a full and complete general release, notwithstanding the discovery or existence or any such additional or different claims or fact.

         9.3 Arons' Personal Property. For the period commencing with the date of this Agreement and terminating twenty-one (21) days after the Closing, Arons shall have unrestricted access to Company's offices for the purpose of packing and removing Arons' furniture, furnishings and other personal property located therein.

         9.4 Insurance. The Company shall, for a period of not less than three
(3) years from the Closing, maintain Directors and Officers Liability insurance with coverages and in amounts not less than those maintained by Company on the date of this Agreement, explicitly naming Arons an insured thereunder.

                                  ARTICLE X.
                                     COSTS

         Section 10.1 Expenses. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement.

                                  ARTICLE XI.
                               FORM OF AGREEMENT

         Section 11.1 Effect of Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         Section 11.2 Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. Any party may waive any term, provision or condition included for the benefit of such party. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         Section 11.3 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 11.4 Severability. If any provision of this Agreement, as applied to any party or to any circumstance, shall be found by a court to be valid, illegal or unenforceable, the same shall not effect any other provision of this Agreement, the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement.

         Section 11.5 Construction. In all matters of interpretation, whenever necessary to give effect to any provision of this Agreement, each gender shall include the others, the singular shall include the plural and the plural shall include the singular. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of any party. Each party and its counsel have reviewed and revised this Agreement. As a result, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment, exhibit or documentation subsidiary to it.

         Section 11.6 Recitals.  The recitals set forth above preceding
Section 1 of this Agreement are true and accurate and are incorporated herein at length.

                                 ARTICLE XII.
                                    PARTIES

         Section 12.1 Parties-in-Interest. Except as hereafter provided, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement. The parties to this Agreement do understand, expect and intend that Third Party Investors in the Company will rely upon the warranties, representations and covenants of the parties contained in this Agreement in determining whether or not to invest in the Company, and such Third Party Investors are intended beneficiaries under this Agreement.

         Section 12.2 Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

                                 ARTICLE XIII.
                                   REMEDIES

         Section 13.1 Specific Performance and Waiver of Rescission Rights. Arons' and the Company's obligations under this Agreement are unique. If Arons or the Company should default in their or its obligations under this Agreement prior to the Closing, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, in addition to any other available rights or remedies, Arons and the Company may sue in equity for specific performance, and Arons and the Company expressly waive the defense that a remedy in damages will be adequate. Notwithstanding any breach or default by any of the parties of any of their respective representations, warranties, covenants or agreements under this Agreement, if the purchase and sale contemplated by it shall be consummated at the Closing, each of the parties waives any rights that it or they may have to rescind this Agreement or the transaction consummated by it; provided, however, this waiver shall not affect any other rights or remedies available to the parties under this Agreement or under law.

         Section 13.2 Recovery of Litigation Costs; Place of Litigation or Arbitration. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceedings, in addition to any other relief to which it or they may be entitled. Any litigation or arbitration shall occur exclusively in Los Angeles County, California.

         Section 13.3 Defaults Permitting Termination. If prior to the Closing Arons or the Company materially default in the due and timely performance of any of its or his warranties, covenants, or agreements under this Agreement, a nondefaulting party may give notice of termination of this Agreement, in the manner provided in Section 15.1. This notice shall specify with particularity the default or defaults on which the notice is based. The termination shall be effective on the later of five (5) days after the giving of such notice or the Closing, unless the specified default or defaults have been cured on or before the effective date for termination.

         Section 13.4 Arbitration. In order to obtain prompt and expeditious resolution of any disputes under this Agreement, the parties hereby agree that each claim, dispute or controversy, of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement) including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (an "Arbitrable Claim"), shall be settled by final and binding arbitration conducted in Los Angeles County, California under the auspices of and in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. Each party hereto expressly consents to, and waives any future objection to, such forum and arbitration rules. Judgment upon any award may be entered by any state or federal court having jurisdiction thereof.

         Adherence to this dispute resolution process shall not limit the right of either party to obtain any provisional remedy, including without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their respective rights and interests pending arbitration. Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Arbitrable Claim.

         The Arbitrator(s) shall determine the prevailing party and shall include in their award that party's reasonable attorneys' fees and costs.

                                 ARTICLE XIV.
                    NATURE AND SURVIVAL OF REPRESENTATIONS
                                AND OBLIGATIONS

         Section 14.1 All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for in it, shall survive the Closing.

                                  ARTICLE XV.
                                    NOTICES

         Section 15.1 All notices or demands shall be in writing and shall be served personally, or by overnight courier, such as Federal Express or comparable service, or by U.S. certified mail. Service shall be deemed conclusively made at the time of service if personally served, forty-eight (48) hours after deposit thereof with such overnight courier, properly addressed and postage prepaid, return receipt requested, and five (5) days after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by certified mail.

            Any notice or demand to the Company shall be given to:

                           Yellowave Corporation
                           11777 San Vicente Boulevard
                           Suite 505
                           Los Angeles, California  90049
                           Attention: Laura Ballegeer, CEO

               Any notice or demand to Arons shall be given to:

                           Richard Arons

                           ----------------------

                           ----------------------
                                                    , California
                           ----------------------                ----


Any party may, by virtue of written notice in compliance with this paragraph, alter or change the address or the identity of the person to whom any notice, or copy thereof, is to be sent.

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

                                 ARTICLE XVI.
                                 GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and fully to be performed in that State, without regard to principles of conflicts of laws.

                                 ARTICLE XVII.
                                CONFIDENTIALITY

         This Agreement, its content, and the parties' discussions pertaining to it, as well as the underlying facts relating to it, are confidential, and no party shall communicate or allow communication in any manner (written or oral) with respect to this Agreement, its content, the discussions pertaining to it, or the facts underlying it, except to a party's attorneys and accountants, and to governmental taxing authorities or otherwise to the extent disclosure is required by applicable law. No communication of any type shall be made relating to Arons' resignation as the Company's President and as a member of its Board of Directors, or otherwise relating to his employment by the Company, except to state that he has resigned to pursue other interests and that the Company regrets his resignation.

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


         IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

                                             "ARONS":


                                             /s/ Richard Arons
                                             ---------------------------
                                             RICHARD ARONS



                                             "COMPANY":
                                             Yellowave Corporation
                                             A New York Corporation

                                             By: /s/ Laura Ballegeer
                                                ------------------------
                                                 LAURA BALLEGEER
                                                 Chief Executive Officer

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